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CUSIP NO. 125919308                SCHEDULE 13D                PAGE 9 OF 9 PAGES
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                                                                       EXHIBIT 1


                             Joint Filing Agreement

         Agreement dated as of March 24, 2004, among Couchman Partners L.P., Couchman Capital LLC and Jonathan Couchman (collectively the "Parties").

         Each of the Parties hereto represents to the other Parties that it is eligible to use Schedule 13D to report its beneficial interest in shares of the Class A Common Stock, $.01 par value per share, of BNS Inc. beneficially owned and reported upon in the Schedule 13D of which this agreement is an exhibit ("Schedule 13D") by each of the above named Parties, and each of the above Parties will file the Schedule 13D on behalf of itself.

         Each of the Parties agrees to be responsible for the timely filing of the Schedule 13D and any and all amendments thereto and for the completeness and accuracy of the information concerning itself contained in the Schedule 13D, and the other Parties to the extent it knows or has reason to believe that any information about the other Parties is inaccurate.



                                          COUCHMAN PARTNERS L.P.

                                          By: Couchman Capital LLC


                                          By: /s/ Jonathan Couchman
                                              ---------------------------------
                                              Name: Jonathan Couchman
                                              Title: Managing Member


                                          COUCHMAN CAPITAL LLC


                                          By: /s/ Jonathan Couchman
                                              ---------------------------------
                                              Name: Jonathan Couchman
                                              Title: Managing Member


                                          /s/ Jonathan Couchman
                                          -------------------------------------
                                          JONATHAN COUCHMAN